INDEPENDENT AUDITORS’ REPORT

Board of Directors
Jiff, Inc.
Mountain View, California

Report on the Financial Statements

We have audited the accompanying financial statements of Jiff, Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiff, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying financial statements have been prepared assuming that Jiff will continue as a going concern. As discussed in Note 1 to the financial statements, certain conditions indicate Jiff may be unable to continue as a going concern. The financial statements do not include any adjustments that might be necessary should Jiff be unable to continue as a going concern. Our conclusion is not modified with respect to that matter.

As discussed in Note 10 to the financial statements, Jiff entered into a plan of merger agreement on January 4, 2017 to sell all of its outstanding shares of capital stock.

/s/ Frank, Rimerman + Co. LLP

Palo Alto, California
March 27, 2017

Jiff, Inc.
Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$13,506,856	$15,720,624
Accounts receivable, net allowance for doubtful accounts of $6,712 (none in 2015)	2,715,462	853,226
Prepaid expenses and other current assets	896,305	703,872
Total current assets	17,118,623	17,277,722
Property and Equipment, net	677,127	428,611
Deposits	1,676,443	1,661,443
Other assets	19,164	19,164
Total assets	$19,491,357	$19,386,940
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$961,609	$578,811
Accrued expenses and other current liabilities	6,276,256	1,467,766
Deferred revenue, current portion	5,478,874	1,463,811
Current maturities of long-term debt	973,310	853,478
Total current liabilities	13,690,049	4,363,866
Long-term debt, net of current maturities	4,471,461	4,049,441
Preferred stock warrant liability	106,683	112,604
Deferred rent	323,808	202,442
Other liabilities	45,000	164,080
Total liabilities	18,637,001	8,892,433
Commitments and contingencies (Notes 1, 5, 8 and 10)
Stockholders’ equity
Series C convertible preferred stock, $0.0001 par value; (aggregate liquidation preference of $43,163,000)	2,219	1,204
Series B convertible preferred stock, $0.0001 par value; (aggregate liquidation preference of $18,502,000)	1,850	1,850
Series A convertible preferred stock, $0.0001 par value; (aggregate liquidation preference of $8,246,000)	23	23
Common stock and starter stock, $0.0001 par value	363	347
Additional paid-in capital	72,090,723	51,585,017
Stockholder note receivable	(111,134)	(110,779)
Accumulated deficit	(71,129,688)	(40,983,155)
Total stockholders’ equity	854,356	10,494,507
Total liabilities and stockholders’ equity	$19,491,357	$19,386,940

See Independent Auditors' Report and Notes to Financial Statements

Jiff, Inc.
Statements of Operations

	Years Ended December 31,
	2016	2015
Revenue, net	$7,278,218	$2,831,910
Cost of Revenue	6,124,142	3,450,735
Gross profit (loss)	1,154,076	(618,825)
Operating expenses
Research and development	13,662,549	11,052,772
Sales and marketing	12,031,965	6,688,032
General and administrative	4,930,037	4,077,679
Total operating expenses	30,624,551	21,818,483
Loss from operations	(29,470,475)	(22,437,308)
Other income (expense)
Other income (expense), net	(88,879)	3,742
Interest expense	(559,914)	(66,304)
Income tax expense	(27,265)	(850)
Net Loss	$(30,146,533)	$(22,500,720)

See Independent Auditors' Report and Notes to Financial Statements

Jiff, Inc.
Statement of Stockholders' Equity
Years Ended December 31, 2016 and 2015

	Convertible Preferred Stock		Common Stock and Starter Stock		Additional Paid-In Capital	Stockholder Note Receivable	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Balances, December 31, 2014	18,734,061	$1,873	3,127,598	$313	$27,160,872	$(110,426)	$(18,482,435)	$8,570,197
Issuance of Series C convertible preferred stock in exchange for cash, net of issuance costs	12,044,787	1,204	—	—	23,294,989	—	—	23,296,193
Issuance of common stock for services	—	—	64,285	6	22,494	—	—	22,500
Issuance of common stock warrants for services	—	—	—	—	175,359	—	—	175,359
Vesting of early exercised stock options	—	—	—	—	27,500	—	—	27,500
Exercise of common stock options	—	—	281,294	28	98,425	—	—	98,453
Accrued interest income on stockholder note receivable	—	—	—	—	—	(353)	—	(353)
Stock-based compensation	—	—	—	—	805,378	—	—	805,378
Net loss	—	—	—	—	—	—	(22,500,720)	(22,500,720)
Balances, December 31, 2015	30,778,848	3,077	3,473,177	347	51,585,017	(110,779)	(40,983,155)	10,494,507
Issuance of Series C convertible preferred stock in exchange for cash, net of issuance costs	10,152,092	1,015	—	—	19,697,629	—	—	19,698,644
Issuance of common stock warrants in connection with long-term debt	—	—	—	—	55,229	—	—	55,229
Vesting of early exercised stock options	—	—	—	—	20,625	—	—	20,625
Exercise of common stock options	—	—	159,000	16	84,634	—	—	84,650
Accrued interest income on stockholder note receivable	—	—	—	—	—	(355)	—	(355)
Stock-based compensation	—	—	—	—	647,589	—	—	647,589
Net loss	—	—	—	—	—	—	(30,146,533)	(30,146,533)
Balances, December 31, 2016	40,930,940	$4,092	3,632,177	$363	$72,090,723	$(111,134)	$(71,129,688)	$854,356

See Independent Auditors' Report and Notes to Financial Statements

Jiff, Inc.
Statements of Cash Flows

	Years Ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(30,146,533)	$(22,500,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	193,912	74,366
Stock-based compensation	647,589	805,378
Accrued interest income on stockholder note receivable	(355)	(353)
Revaluation of preferred stock warrant liability	(5,921)	(3,389)
Amortization of debt discount for long-term debt	97,081	18,912
Allowance for doubtful accounts	24,415	—
Compensation expense in connection to issuance of common stock warrant	—	175,359
Compensation expense in connection to issuance of common stock	—	22,500
Changes in operating assets and liabilities:
Accounts receivable	(1,886,651)	(781,701)
Prepaid expenses and other current assets	(192,433)	(637,418)
Other assets	—	(19,164)
Accounts payable	382,798	395,009
Accrued expenses and other current liabilities	4,829,115	1,324,157
Deferred rent	121,366	202,442
Deferred revenue	4,015,063	1,199,305
Other liabilities	(119,080)	164,080
Net cash used in operating activities	(22,039,634)	(19,561,237)
Cash flows from investing activities
Purchase of property and equipment	(442,428)	(436,682)
Deposits	(15,000)	(1,549,030)
Net cash used in investing activities	(457,428)	(1,985,712)
Cash flows from financing activities
Proceeds from issuance of convertible preferred stock, net	19,698,644	23,296,193
Proceeds from long-term debt	803,030	5,000,000
Repayments of long-term debt	(303,030)	—
Proceeds from the issuance of common stock upon the exercise of stock options	84,650	98,453
Net cash provided by financing activities	20,283,294	28,394,646
Net increase (decrease) in cash and cash equivalents	(2,213,768)	6,847,697
Cash and cash equivalents, beginning of year	15,720,624	8,872,927
Cash and cash equivalents, end of year	$13,506,856	$15,720,624

See Independent Auditors' Report and Notes to Financial Statements

Jiff, Inc.
Statements of Cash Flows
(Continued)

	Years Ended December 31,
	2016	2015
Supplemental disclosure of cash flow information
Cash paid for income taxes	$1,360	$850
Cash paid for interest	$128,452	$47,392
Supplemental schedule of non-cash financing activity
Issuance of warrant in connection with long-term debt	$55,229	$115,993
Vesting of early exercised stock options	$20,625	$27,500
Accrual for termination payment fee in connection with long-term debt	$302,500	$275,000

See Independent Auditors' Report and Notes to Financial Statements

1.	Nature of Business and Management’s Plans Regarding the Financing of Future Operations

Nature of the Business

Jiff, Inc. ("Jiff") was incorporated in the state of Delaware on December 22, 2010. Jiff redefined the wellbeing industry with an exceptional, mobile-first user experience and a large ecosystem of health partnerships available in the market. Jiff serves as a central hub for wellbeing and other benefit programs, with a single point of access for employees. Jiff’s app-store approach integrates more than 50 health solutions that seamlessly synchronies with its back-end system. In addition, an employer can allow virtually any vendor to connect to its platform, whether or not Jiff has integrated with the vendor in the past. Jiff then personalizes recommendations for each employee based on the most relevant tools for their health needs and preferences. This is all delivered through a user experience that brings together the latest advancements in incentive design, social theory, and game mechanics-optimizing engagement.

Management’s Plans Regarding the Financing of Future Operations

Jiff has experienced recurring operating losses and negative cash flows losses since inception, and has an accumulated deficit of $71,129,688 at December 31, 2016. Since inception, Jiff has devoted substantial efforts to develop its technology, products and markets, and recruiting personnel. Management closely monitors expenditures and is focused on obtaining new customers and continuing to develop its services.

Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued development and marketing efforts. As discussed in Note 10 to the financial statements, Jiff entered into an agreement to sell all of its outstanding capital stock. Upon the closing of the Agreement, Jiff will become a wholly owned subsidiary of the acquiring Entity.

However, the inability to obtain additional equity or debt financing could adversely affect Jiff’s ability to achieve its intended business objectives. These uncertainties raise substantial doubt as to Jiff’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Jiff was unable to continue as a going concern.

2.	Significant Accounting Policies

Revenue Recognition:

Jiff earns revenue from committed subscription fees from customers accessing Jiff’s enterprise software, as well as from sales of products and services through the online marketplace. In addition, Jiff provides customer support. As part of the services provided to customers, Jiff will offer an online marketplace for end users to purchase services and devices to aid in the benefit programs. Jiff begins recognizing revenue when there is evidence of an arrangement, fees are fixed or determinable, the contractual service term has started, and collection is probable.

Jiff has applied the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 605, Revenue Recognition to its multiple-element arrangements. Jiff enters into arrangements with customers that purchase both hosted application software services and professional services at the same time, or within close proximity of one another (referred to as non-software multiple-element arrangements). Further, Jiff’s revenue arrangements generally do not include a general right of return relative to the delivered services.

Certain revenue arrangements include performance guarantees which are contingent on the successful completion of contractual milestones (contingent revenue). Jiff does not recognize contingent revenue until the contingency is resolved. At December 31, 2016, Jiff recorded $151,256 of contingent revenue within deferred revenue in the accompanying balance sheet (none at December 31, 2015). In 2016, Jiff recorded $200,147 of contingent revenue within revenue as a result of the resolution of certain contingencies, as defined in the revenue arrangements, in the accompanying statement of operations (none in 2015).

Where the aforementioned criteria for a separate unit of accounting are not met, the deliverable is combined with the undelivered element(s) and treated as a single unit of accounting for the purposes of allocation of the arrangement consideration and revenue recognition. For those units of accounting that include more than one deliverable but are treated as a single unit of accounting, Jiff generally recognizes revenue over the contractual service term. Jiff’s professional services do not meet the criteria for separate accounting and are, therefore, combined with the committed subscription fees for revenue recognition purposes.

Jiff recognizes subscription revenue ratably over the term of the subscription. Jiff does not sell technology or the components of the customer support that are included in the subscription on a standalone basis. Jiff’s subscription agreements are primarily based upon annual contractual terms for the services involved, for which revenue is recognized on a ratable basis over the term of the contract beginning with the month in which the contractual service term starts. Amounts billed or received in advance of service delivery are initially deferred and recognized on a ratable basis over the contractual service term.

Jiff recognizes products sold through Jiff’s online market place on a net basis principally because Jiff is not the primary obligor to the end-customers.

Cost of Revenue:

Cost of revenue includes employee direct labor and indirect costs related to generation of revenue, such as customer implementation services, customer support, hosting of Jiff’s cloud based service and other overhead costs.

Cash and Cash Equivalents:

Jiff considers all highly liquid investments purchased with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk:

Financial instruments that potentially subject Jiff to concentration of credit risk consist of accounts receivable and cash and cash equivalents. Jiff sells its services primarily to large organizations in diversified industries worldwide. Jiff does not require collateral or other security for accounts receivable. However, credit risk is mitigated by Jiff’s ongoing evaluation of receivables and the reasonably short collection terms. Jiff maintains reserves for credit losses, and such losses have been within management’s expectations. Management has recorded a reserve of $6,712 against its accounts receivable at December 31, 2016 (none at December 31, 2015). If the financial condition of Jiff’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional reserves may be required. Jiff maintains its cash and cash equivalents at one financial institution. Jiff is exposed to credit risk in the event of default by a financial institution to the extent that cash and cash equivalents balances are in excess of the amount that is insured by the Federal Deposit Insurance Corporation. Jiff has not experienced any losses on its deposits since inception.

Major Customers:

In 2016 and 2015, Jiff had two major customers, defined as a customer generating revenue in excess of 10% of Jiff’s annual revenue. Revenue from the major customers accounted for 41% of revenue in 2016 (28% in 2015). Jiff had $100,000 of accounts receivable due from the major customers at December 31, 2016 ($160,000 at December 31, 2015). Jiff does not believe it is reliant on any one customer in the long-term.

Property and Equipment:

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Jiff depreciates property and equipment using the straight-line method over their estimated useful lives, generally three years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the remaining lease term.

Accounting for Impairment of Long-Lived Assets:

Jiff reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying cost amount or fair value less cost to sell. Jiff has not recorded any expense related to asset impairment to date.

Preferred Stock Warrants:

Jiff accounts for its outstanding warrant exercisable into shares of Jiff’s convertible preferred stock in accordance with FASB ASC Topic 480, Distinguishing Liabilities from Equity. Under Topic 480, Jiff classifies warrants to purchase shares of convertible preferred stock that are puttable, redeemable, or include an anti-dilution feature as liabilities. Such warrants are measured and recognized at fair value, and subject to re-measurement at each balance sheet date. At the end of each reporting period, changes in fair value during the period are recognized as a component of other income (expense). Jiff will continue to adjust the warrant liability for changes in the fair value until the earlier of the exercise or expiration of the warrant or the completion of a liquidation event, including completion of an initial public offering, at which time the warrant will be converted into a warrant to purchase shares of common stock, and the liability will be reclassified to additional paid-in capital.

Fair Value Measurements:

Jiff uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those financial instruments.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1:	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An asset or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Jiff’s preferred stock warrant liability is classified within Level 3 of the fair value hierarchy at December 31, 2016 and 2015.

The change in value of the preferred stock warrant liability is summarized below:

Balance, December 31, 2015	$—
Warrant issued	115,993
Change in fair value recorded as other income	(3,389)
Balance, December 31, 2015	112,604
Change in fair value recorded as other income	(5,921)
Balance, December 31, 2016	$106,683

Income Taxes:

Jiff accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. A valuation allowance is provided against Jiff’s deferred income tax assets when their realization is not reasonably assured.

In November 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-17 (ASU 2015-17), Income Taxes: Balance Sheet Classification of Deferred Taxes. ASU 2015-17 simplifies the presentation of deferred income taxes by eliminating the separate classification of deferred income tax assets and liabilities into current and noncurrent amounts in the balance sheet. The standard requires all deferred tax assets and liabilities be classified as noncurrent in the balance sheet. The standard is effective for Jiff as of January 1, 2018, and permits the use of either a retrospective or cumulative effect transition method. Jiff early adopted the standard in 2015 on a retrospective basis, which had no impact on the balance sheets at December 31, 2016 and 2015.

Development Costs:

Development costs related to preliminary project implementation are expensed as incurred and consist primarily of personnel costs and facility-related expenses. Development costs incurred during the application development stage are eligible to be capitalized and amortized over their estimated useful lives. Because Jiff did not incur significant qualifying costs during the application development stage, development costs have been charged to research and development expense in 2016 and 2015.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. Key estimates in the financial statements include assumptions used in determining Jiff’s revenue recognition, allowance for doubtful accounts, certain accrued expenses, the valuation allowance related to the deferred income tax assets and the valuation of warrants issued and of stock awards granted under Jiff’s stock option plan.

Stock-Based Compensation:

Jiff generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares at date of grant. Jiff accounts for all stock option grants using the fair value method and stock-based compensation is recognized as the underlying options vest.

Stock-based compensation for options or warrants granted to non-employees is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Stock-based compensation for options granted to non-employees is periodically re-measured as the underlying options vest.

Risks and Uncertainties:

Jiff is subject to a number of risks inherent in a business with a limited operating history, including, but not limited to: new and evolving markets; advances and trends in the development of new technology and services and regulations thereon; unfavorable economic and market conditions; competition from other companies with longer operating histories and greater financial resources; the ability to obtain adequate funding; dependence on key employees and the ability to attract and retain qualified employees.

Recent Accounting Pronouncements Not Yet Effective:

Stock-Based Compensation:

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share- based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The standard is effective for Jiff as of January 1, 2018, and permits the use of either a retrospective or cumulative effect transition method. Jiff has not selected a transition method and is currently evaluating the effect ASU 2016-09 will have on its financial statements and related disclosures.

Revenue:

In May 2014, the FASB issued ASU No. 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers. This standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that reflects the consideration to which the entity expects to be entitled to in exchange for those goods and services. The standard will replace most existing revenue recognition guidance generally accepted in the United States of America. The standard is effective for Jiff as of January 1, 2019, and permits the use of either a retrospective or cumulative effect transition method. Jiff has not selected a transition method and is currently evaluating the effect Topic 606 will have on its financial statements and related disclosures.

Leases:

In February 2016, the FASB issued ASU 2016-02, Leases. ASU 2016- 02 requires lessees to put most leases on their balance sheet while recognizing expense in a manner similar to existing accounting. The standard is effective for Jiff as of January 1, 2020, and permits the use of either a retrospective or cumulative effect transition method. Jiff has not selected a transition method and is currently evaluating the effect ASU 2016-02 will have on its financial statements and related disclosures.

3.	Property and Equipment

Property and equipment consists of the following at December 31:

	2016	2015
Computer hardware	$525,638	$255,329
Furniture and fixtures	195,320	117,435
Software	178,201	168,767
Leasehold improvements	84,800	—
	983,959	541,531
Less accumulated depreciation and amortization	(306,832)	(112,920)
Property and equipment, net	$677,127	$428,611

4.    Income Taxes

Jiff utilizes the provisions set forth in FASB ASC Topic 740 to account for the uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, Jiff asserts certain income tax positions based on its understanding and interpretation of income tax laws. The taxing authorities may challenge such positions, judgments and conclusions in the preparation of its income tax returns.

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. At December 31, 2016, Jiff had deferred income tax assets of approximately $26,323,000 ($15,100,000 at December 31, 2015). Due to the uncertainties surrounding the realization of deferred income tax assets through future taxable income, Jiff has provided a full valuation allowance and, therefore, no benefit has been recognized in the financial statements for the net operating loss and income tax carryforwards and other deferred income tax assets.

At December 31, 2016, Jiff has federal and state net operating loss carryforwards of approximately $61,920,000 and $43,183,000, respectively, available to reduce future taxable income which will begin to expire in 2030 for federal and 2027 for state income tax purposes ($7,749,000 and $26,507,000 at December 31, 2015, respectively). Additionally, Jiff has federal and state research and development income tax credits totaling $1,350,000 and $994,000, respectively,($581,000 and $423,000 at December 31, 2015, respectively). The federal income tax credits may be carried forward until 2030. The state tax credits may be carried forward indefinitely.

Section 382 of the Internal Revenue Code limits the use of tax carryforwards in certain situations where changes occur in the stock ownership of a company. In the event Jiff has such a change in ownership, utilization of the tax carryforwards could be restricted. Jiff is currently evaluating its ability to utilize its tax carryforwards in the future.

Jiff operates in various tax jurisdictions and is subject to audit by various tax authorities. Jiff uses the “more likely than not” criterion for recognizing the tax benefit of uncertain income tax positions and establishing measurement criteria for income tax benefits. Jiff has determined it has uncertain income tax positions as of December 31, 2016 and 2015 related to research and development income tax credits. At December 31, 2016, the reserve for uncertain income tax positions was $821,000

($351,000 at December 31, 2015). Jiff does not anticipate any significant changes in such uncertainties and judgment during the next twelve months. In the event Jiff should need to recognize interest and penalties related to unrecognized tax liabilities, this amount will be recorded as an accrued liability.

Jiff files income tax returns in the U.S. federal jurisdictions and various states. The tax return years 2010 through 2016 remain open to examination by the taxing jurisdictions to which Jiff is subject. Jiff is not currently under examination in any major jurisdictions.

Deferred income taxes result primarily from allowances and reserves recorded for financial reporting purposes, differences in depreciation methods used for financial statement and income tax reporting, federal and state net operating loss carryforwards, and federal and state research and development tax credit carryforwards. Jiff has deferred income tax assets of $26,323,000 at December 31, 2016.

Jiff has established a full valuation allowance related to deferred tax assets at December 31, 2016. Jiff believes the realization of its federal and state net operating loss carryforwards and federal and state credit carryforwards is uncertain.

Deferred tax assets (liabilities) consist of the following at December 31:

	2016	2015
Property and equipment	$(5,000)	$(5,000)
Accrued expenses	1,450,000	119,000
Stock-based compensation	147,000	108,000
Net operating losses and tax credit carryforwards	24,731,000	14,877,000
	26,323,000	15,099,000
Less valuation allowance	(26,323,000)	(15,099,000)
Deferred income tax assets, net	$—	$—

5.    Long-Term Debt

In May 2015, Jiff entered into a Loan and Security Agreement (the Agreement) with a commercial bank for borrowings up to $5,000,000. In May and July 2015, Jiff borrowed $1,500,000 and $3,500,000, respectively, under the Agreement in the form of promissory notes. The notes bore interest at a rate equal to The Wall Street Journal Prime Rate minus 1.00% with interest-only payments until June 2016, followed by 33 equal monthly payments of principal and interest. All borrowings under the Agreement were secured by substantially all of Jiff’s assets. The Agreement included a termination payment of 5.5% of the facility or $275,000, which was recorded as both an increase to the note principal balance, as well as a discount to the note on the date of issuance under the Agreement. The debt discount is being amortized to interest expense using the effective interest method over the term of the borrowings.

In connection with the Agreement, Jiff issued a warrant to purchase 103,335 shares of Series C convertible preferred stock (Series C) at an exercise price of $1.9469 per share (Note 6). The fair value of the warrant was deemed to be $115,993 on the date of grant using the Black-Scholes option pricing model. The fair value of the warrant was recorded as a preferred stock warrant liability and as a corresponding debt discount to the carrying value of the borrowings. The debt discount is being amortized to interest expense over the term of the borrowings. Jiff amortized the remaining $97,081 of the debt discount to interest expense in 2016 ($18,912 in 2015).

In August 2016, Jiff received cash proceeds totaling $5,500,000 from a term note under a new loan and security agreement (the 2016 Agreement) of which $4,971,970 was used to repay the outstanding principal and accrued interest of the Agreement, including the termination payment. The note bears interest at a rate equal to The Wall Street Journal prime rate minus 1.00% (2.50% at December 31, 2016). Interest only payments are required until June 2017, followed by 30 equal monthly payments of principal and interest. If Jiff achieves trailing three months recurring revenue of at least $3,500,000 by June 2017 the interest-only payments will be extended until December 2017, followed by 24 equal monthly payments of principal and interest. Under the terms of the 2016 Agreement, Jiff may borrow and additional $2,000,000 before September 30, 2017, if Jiff has achieved trailing three months recurring revenue of at least $5,000,000. All borrowings under the 2016 Agreement are secured by substantially all of Jiff’s assets. The 2016 Agreement includes a termination payment of 5.5% of the facility or $302,500 which was recorded as both an increase to the note principal balance, as well as a discount to the note on the date of issuance under the 2016 Agreement. The debt discount will be amortized to interest expense using the effective interest method over the term of the borrowings.

Under the 2016 Agreement, Jiff has the ability to draw down up to $5,000,000 under a revolving line of credit so long as the combined term note balance and outstanding revolving line of credit balance does not exceed three times monthly recurring revenue of the previous month, as adjusted for annualized revenue retention rate, as defined. Outstanding principal accrued interest at The Wall Street Journal prime rate plus 0.75%. The revolving line of credit matures in August 2018. Jiff has not drawn down on the revolving line of credit at the date of the independent auditors’ report.

The 2016 Agreement includes certain financial and non-financial covenants, which management believes Jiff was in compliance with at December 31, 2016.

In connection with the 2016 Agreement, Jiff issued a warrant for 144,457 shares of common stock with an exercise price of $0.67 per share (Note 6). The fair value of the warrant was deemed to be $55,229 on the date of grant using the Black-Scholes option pricing model. The fair value of the warrant was recorded as additional paid-in capital and as a corresponding debt discount to the carrying value of the borrowings. The debt discount will be amortized to interest expense over the term of the borrowings.

Future minimum payments required under the 2016 Agreement are as follows as of December 31, 2016:

Years ending December 31:
2017	$1,253,404
2018	2,301,859
2019	2,241,351
2020	302,500
6,099,114
Less amounts attributed to interest	(296,614)
Less unamortized discounts related to warrant and termination payments	(357,729)
5,444,771
Less current maturities	(973,310)
Long-term debt, net of current maturities	$4,471,461

6.    Capital Stock

Convertible Preferred Stock:

Jiff is authorized to issue 40,903,940 shares of convertible preferred stock at a par value of $0.0001 per share. Convertible preferred stock consists of the following at December 31, 2016:

	Shares Designated	Shares Outstanding	Net Proceeds	Aggregated Liquidation Preference
Series C	22,169,879	22,169,879	$42,995,000	$43,163,000
Series B	18,502,086	18,502,086	18,365,000	18,502,000
Series A	231,975	231,975	7,500,000	8,246,000
	40,903,940	40,903,940	$68,860,000	$69,911,000

The rights, preferences, privileges and restrictions for the holders of Series C, Series B convertible preferred stock (Series B) and Series A convertible preferred stock (Series A) (collectively, Preferred Stock) are as follows:

Dividends:

Holders of Preferred Stock are entitled to receive non-cumulative dividends prior to and in preference to any declaration or payment of any dividends on common stock or starter stock at the rate of $0.1558 per share for Series C, $0.08 for Series B and $ 0.535 for Series A, as adjusted for stock dividends, combinations, splits, recapitalizations or the like, respectively, per annum, when and if declared by the Board of Directors.

No dividends may be paid on any common stock or starter stock until all such dividends to holders of Preferred Stock as described above have been paid. No dividends have been declared or paid by the Board of Directors through December 31, 2016.

Liquidation:

In the event of any liquidation, dissolution or winding up of Jiff, whether voluntary or involuntary, holders of Series C, Series B and Series A are entitled to receive, prior to and in preference to holders of common stock or starter stock, an amount equal to $1.9469, $1.00 and $35.545 per share, respectively, plus any declared but unpaid dividends, prior to any distribution to common stock and starter stock. After the distribution to Series C, Series B and Series A, all remaining available assets of Jiff are distributable ratably to the holders of common stock and starter stock.

Should Jiff’s legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably first among the holders of Series C, followed by Series B and then Series A in proportion to their liquidation preference.

Conversion:

At the option of the holder, each share of Preferred Stock is convertible into the number of fully paid and non-assessable shares of common stock on a one-to-one basis, subject to adjustment for stock splits, stock dividends and dilution. Preferred Stock automatically converts into the number of shares of common stock into which such shares are convertible at the then applicable conversion ratio upon the closing of the sale of Jiff’s common stock in a public offering with aggregate gross proceeds of at least $50,000,000.

Voting:

Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each such shares of Preferred Stock could be converted on the record date for the vote or consent of the stockholders, except as otherwise required by law, and have voting rights and powers equal to the voting rights and powers of the common stockholders. As long as at least 3,300,000 shares of Series C are outstanding the holders of Series C, voting as a separate class, are entitled to elect two directors at any election of the Board of Directors. As long as at least 100,000 shares of Series B are outstanding the holders of Series B, voting as a separate class, are entitled to elect one director at any election of the Board of Directors. As long as at least 25,000 shares of Series A are outstanding the holders of Series A, voting as a separate class, are entitled to elect one director at any election of the Board of Directors. The holders of common stock and starter stock, voting as a single class, are entitled to elect three directors at any election of the Board of Directors. The holders of Preferred Stock, common stock and starter stock, voting together as a single class on an as-converted basis, are entitled to elect one director at any election of the Board of Directors.

Protection Provisions:

As long as 100,000 shares of Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like), Jiff requires two-thirds approval from the holders of the then outstanding shares of Preferred Stock and starter stock, voting as a single class on an as converted basis, to: (a) effect a liquidation transaction or a liquidation, dissolution or winding up of Jiff; (b) alter or change the rights, preferences or privileges of the Preferred Stock or any series thereof; (c) create, authorize or issue any debt security if the aggregate indebtedness of Jiff for borrowed money following such action would exceed $500,000 individually or $1,000,000 in the aggregate; (d) redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Preferred Stock, starter stock or common stock; provided, however, that this restriction will not apply to the repurchase of shares of common stock (i) from employees, officers, directors, consultants or other persons performing services for Jiff or any subsidiary at no greater than cost upon termination of service or (ii) pursuant to agreements under which Jiff has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal; (e) change the number of authorized directors; (f) pay or declare any dividend or make any distribution on any shares of capital stock of Jiff or set aside any funds for any such distribution; (g) amend, alter, repeal or waive any provision of the Certificate of Incorporation or Bylaws of Jiff; (h) increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock, starter stock or common stock or any series thereof; (i) encumber all or substantially all of the assets of Jiff; or (j) authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, by reclassification or otherwise, having a rights, preferences or privileges senior to, or on parity with, the Series C, including with respect to voting, dividends, redemption, conversion or distributions upon liquidation.

So long as 4,300,000 shares of Series C remain outstanding, Jiff cannot, without the approval, by vote or written consent of the holders of a majority of the Series C then outstanding, voting as a separate class on an as-converted basis, disproportionately and adversely alter or change the rights, preferences, or privileges of the holders of Series C.

Common Stock:

Jiff is authorized to issue 66,000,000 shares of common stock at a par value of $0.0001 per share. At December 31, 2016, Jiff had 721,161 shares of common stock issued and outstanding.

Starter Stock:

Jiff is authorized to issue 2,911,016 shares of starter stock at a par value of $0.0001 per share. At December 31, 2016, Jiff had 2,911,016 shares of starter stock issued and outstanding. The holders of starter stock have essentially the same rights, preferences, privileges and restrictions as the holders of common stock. At the option of the holder, each share of starter stock is convertible into the number of fully paid and non-cancelable shares of common stock on a one-to one basis, subject to the adjustments to the applicable conversion price. At December 31, 2016, the conversion price was $1.00 per share of starter stock.

Warrants:

In October 2014, Jiff issued warrants to purchase 4,392,851 shares of common stock at an exercise price of $10.00 per share. The warrants were valued at $31,189 on the date of grant using the Black-Scholes option pricing model, assuming a risk-free interest rate of 2.42%, an expected life of ten years, expected volatility of 43% and no dividends. The warrants were immediately exercisable and expire in October 2024. At December 31, 2016, the warrants remain outstanding.

In May 2015, Jiff issued warrants to purchase 872,000 shares of common stock at an exercise price of $0.64 per share. The warrants were valued at $175,359 on the date of grant using the Black-Scholes option pricing model, assuming a risk-free interest rate of 2.25%, an expected life of ten years, expected volatility of 45% and no dividends. The warrants were immediately exercisable and expire in May 2025. At December 31, 2016, the warrants remain outstanding.

In May 2015, in connection with the Agreement, Jiff issued a warrant to purchase 103,335 shares of Series C at an exercise price of $1.9469 per share. The warrant was valued at $115,993 on the date of grant using the Black-Scholes option pricing model, assuming a risk-free interest rate of 2.27%, an expected life of 10 years, expected volatility of 45% and no dividends. The warrant was re-measured at December 31, 2016 with the following assumptions: risk-free rate of 2.45%, an expected life of 8.37 years, expected volatility of 45% and no dividends (risk-free rate of 2.24%, an expected life of 9.37 years, expected volatility of 45% and no dividends at December 31, 2015). At December 31, 2016, the warrant remains outstanding.

In August 2016, in connection with the 2016 Agreement, Jiff issued a warrant to purchase 144,457 shares of common stock at an exercise price of $0.67 per share. The warrant was valued at $55,229 on the date of grant using the Black-Scholes option pricing model, assuming a risk-free interest rate of 2.27%, an expected life of ten years, expected volatility of 45% and no dividends. The warrant was immediately exercisable and expires in August 2026. At December 31, 2016, the warrant remains outstanding.

7.	Equity Incentive Plan

In 2010, Jiff approved the 2010 Equity Incentive Plan (the Plan) under which it may issue stock options to purchase shares of common stock and award restricted common stock to employees, directors and consultants. Jiff has reserved 13,588,076 shares of common stock for issuance under the Plan.

Under the Plan, the Board of Directors may grant incentive stock options or nonqualified stock options. Incentive stock options may only be granted to Company employees. The exercise price of incentive stock options and nonqualified stock options cannot be less than 100% of the fair value per share of Jiff’s common stock on the grant date. If an individual owns stock representing more than 10% of Jiff’s outstanding capital stock, the price of each share will be at least 110% of the fair value. Fair value is determined by the Board of Directors. Options generally vest over a four year period with a one year cliff. The option term is no longer than five years for incentive stock options for which the grantee owns greater than 10% of Jiff’s capital stock and no longer than 10 years for all other options. Jiff has a repurchase option on unvested restricted stock exercisable upon the voluntary or involuntary termination of the purchaser’s employment with Jiff for any reason. Jiff’s repurchase right lapses in accordance with the vesting terms.

In 2016, Jiff recognized $596,844 of employee stock-based compensation, net of estimated forfeitures, in 2016 ($773,938 in 2015). No income tax benefits have been recognized in the statements of operations for stock-based compensation arrangements and no stock-based compensation costs have been capitalized as of December 31, 2016 and 2015.

Future stock-based compensation for unvested employee options granted and outstanding as of December 31, 2016 is $1,332,148, to be recognized over a weighted-average remaining requisite service period of 1.45 years.

The fair value of each award to employees in 2016 has been estimated by Jiff on the date of grant using the Black-Scholes option pricing model with the following assumptions: expected terms of 5.73-6.10 years; risk-free interest rates of 1.21%-1.60%; expected volatility of 47.63%-48.34%; and no dividends during the expected term (5.70 years, 1.12%, 49.82% and no dividends during the expected term in 2015). Expected volatility is based on historical volatilities of public companies operating in Jiff’s industry. The expected term of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock option activity under the Plan is as follows:

		Options Outstanding
	Options Available	Numbers of Shares	Weighted- Average Exercise Price
Balances, December 31, 2014	8,785,850	105,770	11.01
Granted	(9,667,325)	9,667,325	0.46
Exercised	—	(281,294)	0.35
Cancelled	1,335,884	(1,335,884)	1.46
Balances, December 31, 2015	454,409	8,155,917	$0.47
Authorized	4,677,874	—	—
Granted	(4,222,159)	4,222,159	0.67
Exercised	—	(159,000)	0.58
Cancelled	1,020,605	(1,020,605)	0.54
Balances, December 31, 2016	1,930,729	11,198,471	$0.61
Weighted-Average Remaining Contractual Life (in years)			8.69

At December 31, 2016, there were 4,689,298 shares vested. The weighted-average grant date fair value of options granted was $0.67 in 2016. The total intrinsic value of options exercised in 2016 was $84,650.

Jiff also uses the fair value method to value options granted to non-employees. In connection with its grant of options to non-employees, Jiff recognized $50,745 of stock based compensation in 2016 ($31,440 in 2015). The fair value of each award in 2016 was estimated on the date of grant using Black-Scholes option pricing model with the following assumptions: expected life of 8.21-9.81 years; risk-free interest rate of 1.41%-2.41%; expected volatility of 53.31%-54.17% and no dividends during the expected term (9.60 years, 2.19%, 54% and no dividends during the expected term in 2015). The change in fair value from period to period of non-employee awards has been immaterial to date.

8.	Commitments

Lease Commitments:

Jiff leases its office space under non-cancelable operating leases in California, which expire at various dates through June 2022.

In June 2015 and August 2015, Jiff entered into subleases for two of its facilities to unrelated parties that expire at various dates through March 2020. For one of the subleases, Jiff is receiving payments less than Jiff’s lease obligations. Based upon the current real estate market conditions, Jiff believes that this lease has been impaired and recognized a lease impairment liability of $21,799 in 2015 (none in 2016). The impairment charge was calculated based on future lease commitments, net of estimated future sublease income. This lease expires in March 2020.

Aggregate future minimum payments under these leases are as follows:

Years ending December 31,
2017	$2,153,667
2018	2,221,383
2019	2,288,619
2020	1,941,918
2021	1,598,433
Thereafter	809,498
$11,013,517

The future expected payments due to Jiff under the subleases are as follows:

Years ending December 31,
2017	$497,310
2018	513,235
2019	531,200
2020	135,474
$1,677,219

Rent expense was $1,285,311, net of $1,183,191 in sublease income in 2016 ($900,379 and $704,839, respectively, in 2015).

9.	Related Party Transactions

In connection with a stock option exercise, Jiff received a promissory note from a related party of Jiff. At December 31, 2016 and 2015, the principal of the note outstanding totaled $110,000. The notes are 50% recourse, with the remaining balance collateralized by the shares of common stock. The note bears interest at 0.32% per annum and is payable at various triggering dates but no later than through October 2018. Interest receivable of $1,134 on the note is included within stockholders’ equity in the accompanying balance sheet at December 31, 2016 ($779 at December 31, 2015). Jiff has recorded a repurchase liability for the unvested shares from the stock option exercise of $27,500 at December 31, 2015 (none at December 31, 2016).

During 2016, Jiff paid $100,402 to a consulting firm which Jiff’s Chief Executive Officer is the managing director ($401,000 in 2015). At December 31, 2016, Jiff had outstanding accounts payable to the consulting firm totaling $5,400 ($48,100 at December 31, 2015).

10.	Subsequent Events

Merger Agreement:

In January 2017, Jiff entered into a plan of merger agreement to sell all of its outstanding shares of capital stock to Castlight Health, Inc. Upon closing, Jiff will become a wholly-owned subsidiary of Castlight Health, Inc. The transaction is expected to close prior to April 2017.

Subsequent events have been evaluated through the date of the independent auditors’ report, which is the date the financial statements were approved by Jiff and available to be issued.